UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2008

MAGNUM D’OR RESOURCES, INC.
(Exact name of registrant as specified in its Charter)

Nevada	0-31849	98-0215222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

1326 S.E. 17th Street, #513, Ft. Lauderdale, Florida 33316
(Address of principal executive offices)

(305) 420-6563
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Entry into a Material Definitive Agreement

Item 1.01 Entry into a Material Definitive Agreement

Magnum D’Or Resources, Inc. announces initial roll out phase for its first Cryogenic Crumb Rubber production plant in North America. The new production facility will have direct access to the railway and will include a TPE extension to produce end products. The overall project has an estimated value of $51,000,000.00 USD.

Joseph Glusic, President of MDOR, stated, “I’m very excited to announce our joint efforts with Canadian official and General Director Ghyslain Goulet of CLD de la MRC de Memphrémagog. Magnum has been granted 400,000 square feet (10acres) of land, with the option of immediate expansion, in the new industrial park in Magog for the production of rubber and rubber powders at our new Facility. We are currently under review and in discussions with officials for a variety of Federal and Provincial funding and assistance.”

The new facility will have a production line for both nuggets and buffings to fulfill new and existing orders. Magnum will also produce rubber powders, EPDM powders, EPDM compounds, thermoplastics, and thermoplastics elastomers at the plant.

Magnum is currently in negotiations with Federal and provincial governing bodies for funding that includes: grants, project funding, and financial assistance offered by the Ville de Magog and other government programs offered by both the Quebec and Canadian governments. Magnum will be provided with technical support at each stage of the industrial project, including availability to set up a local committee to support the different stages of the venture. This group may include people from the Town of Magog, the Local Employment Center (CLE), and the Centre local de développement (CLD). The resources developed through this group will allow Magnum to obtain maximum support at each step of development that includes: permitting, facility construction, employment of qualified manpower, or developing relations with the various municipal services.

Magog is well known as a rubber and plastics epicenter that sits in the Estrie region and in the MRC Memphrémagog. It benefits from an exceptional geographic location since it is situated on the Canadian-American border. The location provides quick access to several markets, such as Québec, Canada and the United States. The Interstate 91 leads directly into the states of Vermont and New Hampshire and is close to the states of Maine, Massachusetts and New York.

Mr. Ghyslain Goulet
General Director
CLD de la MRC de Memphremagog
www.cldmemphremagog.com

Magnum, with its new technology and through licensing rights, owns a number of patents for the re-composition of rubber, the production of EPDM powders, and EPDM compounds that could potentially revolutionize the rubber recycling industry in North America and China.

Magnum is rapidly expanding to become a Global Leader in the Recycling industry, by providing: Turnkey Recycling Plants, Operational Assistance, Consulting Resources, Waste Management Solutions, and Heavy Recycling Equipment Supplies for producing high quality raw materials.

Exhibits:
99 Press Release of February 13, 2008 regarding Production Facility

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magnum d'Or Resources Inc.
(Registrant)

Date: February 18, 2008	By:	/s/ Joseph J. Glusic
Joseph J. Glusic Chief Executive Officer and President